EXHIBIT 1(a)


                            SCUDDER GLOBAL FUND, INC.
                      ARTICLES OF AMENDMENT AND RESTATEMENT

          (Under Section 2-609 of Corporations and Associations Article)

     Scudder Global Fund, Inc., a Maryland Corporation having its principal office in New York, New York and having The Corporation Trust Incorporated as its resident agent located at the First Maryland Building, 32 South Street, Baltimore, Maryland 21202 (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

1. The Corporation desires to amend and restate as hereinafter provided its Charter as currently in effect. The provisions set forth in these Articles of Amendment and Restatement are all the provisions of the Charter of the Corporation as currently in effect.

2. The Charter of the Corporation is hereby amended, by striking Articles Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth and Eleventh in their entirety and striking the Articles supplementary of the Corporation in their entirety and substituting in lieu thereof the following:

          "Second: Name.

     The name of the Corporation is SCUDDER GLOBAL FUND, INC."

          "Third: Corporate Purposes.

     The purpose or purposes for which the Corporation is formed is to act as an investment company under the federal Investment Company Act of 1940, and to exercise and enjoy all the powers, rights and privileges granted to, or conferred upon, corporations by the Maryland General Corporation Law. The Corporation shall exercise and enjoy all such powers, rights and privileges to the extent not inconsistent with these Articles of Amendment and Restatement.

          "Fourth: Address and Resident Agent.

     The post office address of the principal office of the Corporation in the State of Maryland is:

                    c/o The Corporation Trust Incorporated
                    32 South Street
                    Baltimore, Maryland 21202

     The name and post office address of the resident agent of the Corporation in the State of Maryland is:

                    The Corporation Trust Incorporated
                    32 South Street
                    Baltimore, Maryland 21202

     Such resident agent is a Maryland corporation.

          "Fifth: Capital Stock.

          (1) Authorized Shares. The total number of shares of stock which the Corporation shall have authority to issue is Two Hundred Million (200,000,000) shares of the par value of One Cent ($0.01) per share, such shares having an aggregate par value of Two Million Dollars ($2,000,000).

          (2) Authorization of Stock Issuance. The Board of Directors may authorize the issuance and sale of capital stock of this Corporation, including stock of any class or series, from time to time in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration as the Board of Directors shall determine, subject to any limits required by then applicable law. All shares shall be issued on a fully paid and non-assessable basis.

     All persons who shall acquire shares of capital stock in the Corporation shall acquire the same subject to the provisions of these Articles of Amendment and Restatement and the By-Laws of the Corporation, as each may be amended, supplemented and/or restated from time to time.

          (3) Fractional Shares. The Corporation may issue fractional shares. Any fractional share shall carry proportionately the rights of a whole share, including without limitation the right to vote and the right to receive dividends.

          (4) Power to Classify. The Board of Directors may classify and reclassify any unissued shares of capital stock into one or more additional or other classes or series as may be established from time to time by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemptions of such shares


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

     of stock. Pursuant to such classification or reclassification, the Board of Directors may increase or decrease the number of authorized shares of stock, or shares of any existing class or series of stock. Except as otherwise provided herein, all references herein to capital stock shall apply without discrimination to the shares of each class or series of stock. Pursuant to such power, the Board of Directors has initially designated two series of shares of capital stock of the Corporation, the names of which and the number of shares allocated to each are as follows:

                                             Number of Shares Initially
               Name of Series                Allocated

                 International Bond Fund          100,000,000
                 Global Fund                      100,000,000

          (5) Series-General. The relative preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of each class or series of stock of the Corporation shall be as follows, unless otherwise provided in Articles Supplementary hereto:

               (a) Assets Belonging to Class. All consideration received by the Corporation for the issue or sale of stock of a particular class or series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that class or series for all purposes, and shall be so recorded on the books of account of the Corporation. Any assets, income, earnings, profits or proceeds thereof, funds or payments which are not readily attributable to a particular class or series shall be allocated to and among any one or more series or classes in such manner and on such basis as the Board of Directors, in its sole discretion, shall deem fair and equitable, and items so allocated to a particular series or class shall belong to that series or class. Each such allocation shall be conclusive and binding upon the stockholders of all classes and series for all purposes.

               (b) Liabilities Belonging to Class. The assets belonging to each class or series shall be charged with the liabilities of the Corporation in respect of that class or series and with all expenses, costs, charges and reserves attributable to that class or series and shall be so recorded on the books of account of the Corporation. Any general liabilities, expenses, costs, charges or reserves of the Corporation which are not readily identifiable as belonging to any particular class or series shall be allocated and charged to and among any one or more of the classes or series in such manner and on such basis as the Board of Directors in its sole discretion deems fair and equitable, and any items so allocated to a particular class or series shall be charged to, and shall be a liability belonging to, that class or series. Each such allocation shall be conclusive and binding upon the stockholders of all classes and series for all purposes.

               (c) Income. The Board of Directors shall have full discretion, to the extent not inconsistent with the Maryland General Corporation Law and the Investment Company Act of 1940, to determine which items shall be treated as income and which items shall be treated as capital. Each such determination shall be conclusive and binding. "Income belonging to" a class or series includes all income, earnings and profits derived from assets belonging to that class or series, less any expenses, costs, charges or reserves belonging to that class or series, for the relevant time period.

               (d) Dividends and Distributions. Dividends and distributions on shares of a particular class or series may be declared and paid with such frequency, in such form and in such amount as the Board of Directors may from time to time determine. Dividends may be declared daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine, after providing for actual and accrued liabilities belonging to that class or series.

               All dividends on shares of a particular class or series shall be paid only out of the income belonging to that class or series and capital gains distributions on shares of the class or series shall be only out of the capital gains belonging to the class or series. All dividends and distributions on shares of a particular class or series shall be distributed pro rata to the shareholders of that class or series in proportion to the number of shares of that class or series held by such shareholders at the date and time of record established for the payment of such dividends or distributions, except that in connection with any dividend or distribution program or procedure the Board of Directors may determine that no dividend or distribution shall be payable on shares as to which the shareholder's purchase order and/or payment have not been received by the time or times established by the Board of Directors under such program or procedure.


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

               The Board of Directors shall have the power, in its sole discretion, to distribute in any fiscal year as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient, in the opinion of the Board of Directors, to enable the corporation or the class or series to qualify as a regulated investment company under the Internal Revenue Code of 1986, as amended, or any successor or comparable statute thereto, and regulations promulgated thereunder, and to reduce or eliminate liability of the Corporation or the class or series for taxes, including federal income and excise taxes, but nothing in the foregoing shall limit the authority of the Board of Directors to make distributions greater than or less than the amount necessary to qualify as a regulated investment company or to reduce or eliminate liability of the Corporation or the class or series for any such taxes.

               Dividends and distributions may be paid in cash, property or shares, or a combination thereof, as determined by the Board of Directors or pursuant to any program that the Board of Directors may have in effect at the time.

               (e) Tax Elections. The Board of Directors shall have the power, in its discretion, to make such elections as to the tax status of the Corporation or any series or class of the Corporation as may be permitted or required by the Internal Revenue Code of 1986, as amended, without the vote of stockholders of the Corporation or any series or class.

               (f) Liquidation. At any time there are no shares outstanding for a particular class or series, the Board of Directors may liquidate such class or series in accordance with applicable law. In the event of the liquidation or dissolution of the Corporation, or of a class or series thereof when there are shares outstanding of the Corporation or of such class or series, as applicable, the stockholders of such, or of each, class or series, as applicable, shall be entitled to receive, when and as declared by the Board of Directors, the excess of the assets of that class or series over the liabilities of that class or series, determined as provided herein and including assets and liabilities allocated pursuant to sections (5)(a) and (5)(b) of this Article Fifth. Any such excess amounts will be distributed to each stockholder of the applicable class or series in proportion to the number of outstanding shares of that class or series held by that stockholder and recorded on the books of the Corporation. Subject to the requirements of applicable law, dissolution of a class or series may be accomplished by distribution of assets to stockholders of that class or series as provided herein, by the transfer of assets of that class or series to another class or series of the Corporation, by the exchange of shares of that class or series for shares of another class or series of the Corporation, or in any other legal manner.

               (g) Voting Rights. On each matter submitted to a vote of stockholders, each holder of a share of capital stock of the Corporation shall be entitled to one vote for each full share, and a fractional vote for each fractional share of stock standing in such holder's name on the books of the Corporation, irrespective of the class or series thereof, and all shares of all classes and series shall vote together as a single class, provided that (a) when the Maryland General Corporation Law or the Investment Company Act of 1940 requires that a class or series vote separately with respect to a given matter, the separate voting requirements of the applicable law shall govern with respect to the affected classes or series and other classes or series shall vote as a single class and (b) unless otherwise required by those laws, no class or series shall vote on any matter which does not affect the interest of that class or series.

               (h) Quorum. The presence in person or by proxy of the holders of one-third of the shares of stock of the Corporation entitled to vote thereat, without regard to class, shall constitute a quorum at any meeting of the stockholders, except with respect to any matter which, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more classes of stock, in which case the presence in person or by proxy of the holders of one-third of the shares of stock of each class required to vote as a class on the matter shall constitute a quorum. If at any meeting of the stockholders there shall be less than a quorum present, the stockholders present at such meeting may, without further notice, adjourn the same from time to time until a quorum shall be present.

          (6) Notwithstanding any provision of the Maryland General Corporation Law requiring for any purpose a proportion greater than a majority of the votes of all classes or series, the affirmative vote of the holders of a majority of the total number of shares of the Corporation, or of a series of the Corporation, as applicable, outstanding and entitled to vote under such circumstances pursuant to these Articles of Amendment and Restatement and the By-Laws of the Corporation shall be effective for such purpose, except to the extent otherwise required by the Investment Company Act of 1940 and rules thereunder.

          (7) No stockholder of the Corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any classes or series, or any other securities of the Corporation which the Corporation proposes to issue or sell; and any or all of such shares or securities of the Corporation, whether new or


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

     hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired, and sold to such persons, firms, corporations, and associations, and for such lawful consideration, and on such terms as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said stockholder.

     "Sixth: Transfers of Capital Stock.

     (1) Issue of Shares.

          (a) The Board of Directors may from time to time issue, reissue, sell or cause to be reissued and sold any of the Corporation's authorized shares of capital stock, including any additional shares hereafter authorized and any shares redeemed or repurchased by the Corporation.

          (b) Subject to the requirements of the Maryland General Corporation Law, the Board of Directors may authorize the issuance of some or all of the shares of any or all classes or series without certificates and may establish such conditions as it may determine in connection with the issuance of certificates.

          (c) For any corporate purpose, such as in connection with the acquisition of all or substantially all the assets or stock of another investment company or investment trust, the Board of Directors may issue or cause to be issued shares of capital stock of the Corporation and accept in payment therefor, in lieu of cash, assets or other property, either with or without adjustment for contingent costs or liabilities, provided such assets or other property are of the character in which the Corporation is permitted to invest.

     (2) Redemption of Shares.

          (a) The Board of Directors shall authorize the Corporation to the extent it has funds or other property legally available therefor and subject to such reasonable conditions as the Board of Directors may determine, to permit each holder of shares of capital stock of the Corporation to redeem all or any part of the shares standing in the name of such holder on the books of the Corporation, at the applicable redemption price of such shares, determined in accordance with procedures established by the Board of Directors of the Corporation from time to time in accordance with applicable law.

          (b) Without limiting the generality of the foregoing, the Board of Directors may authorize the Corporation, at its option and to the extent permitted by and in accordance with the conditions of applicable law, to redeem stock owned by any stockholder under circumstances deemed appropriate by the Board of Directors in its sole discretion from time to time, such circumstances including but not limited to (1) failure to provide the Corporation with a tax identification number and (2) failure to maintain ownership of a specified minimum number or value of shares of any class or series of stock of the Corporation, such redemption to be effected at such a price, at such time and subject to such conditions as may be required or permitted by applicable law.

          (c) Payment for redeemed stock shall be made in cash unless, in the opinion of the Board of Directors, which shall be conclusive, conditions exist which make it advisable for the Corporation to make payment wholly or partially in securities or other property or assets. Payment made wholly or partially in securities or other property or assets may be delayed to such reasonable extent, not inconsistent with applicable law, as is reasonably necessary under the circumstances. No stockholder shall have the right, except as determined by the Board of Directors, to have his shares redeemed in such securities, property or other assets.

          (d) All rights of a stockholder with respect to a share redeemed, including the right to receive dividends and distributions with respect to such share, shall cease as of the time at which the redemption price is to be paid, except the right of such stockholder to receive payment for such shares as provided herein.

          (e) Notwithstanding any other provisions of this Article, the Board of Directors may suspend the right of stockholders of any or all classes or series of shares to require the Corporation to redeem shares held by them for such periods and to the extent permitted by, or in accordance with, the Investment Company Act of 1940, and the rules, regulations and order issued thereunder. The Board of Directors may, in the absence of a ruling by a responsible regulatory official, terminate such suspension at such time as the Board of Directors, in its discretion, shall deem reasonable, such determination to be conclusive.

          (f) Shares of any class or series which have been redeemed shall constitute authorized but unissued shares subject to classification and reclassification as provided in these Articles of Amendment and Restatement.


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

          (3) Repurchase of Shares. The Board may by resolution from time to time authorize the Corporation to purchase or otherwise acquire, directly or through an agent, shares of any class or series of its outstanding stock upon such terms and conditions and for such consideration as permitted by applicable law and determined to be reasonable by the Board of Directors and to take all other steps deemed necessary in connection therewith. Shares so purchased or acquired shall have the status of authorized but unissued shares.

          (4) Conversion and Exchange. Subject to compliance with the requirements of the Investment Company Act of 1940, the Board of Directors shall have the authority to provide that holders of shares of any class or series shall have the right to convert or exchange said shares into shares of one or more other classes or series of shares in accordance with such requirements and procedures as may be established by the Board of Directors.

     "Seventh: Board of Directors.

     The number of directors of the Corporation shall be seven, or such other number as may from time to time be fixed in the manner provided in the By-laws of the Corporation, provided that the number of directors shall not be less than the minimum number required under the Maryland General Corporation Law. The By-laws may authorize a majority of the directors to increase or decrease the number of directors within the limits set by these Articles and to fill vacancies created by an increase in the number of directors. Except as provided in the By-laws, the election of directors may be conducted in any way approved at the meeting (whether of stockholders or directors) at which the election is held, provided that such election shall be by ballot whenever requested by any person entitled to vote. The names of the directors who are currently in office and who shall act as such until their successors are duly elected and qualified are as follows:

                               George S. Johnston
                               Nicholas Bratt
                               Paul Bancroft III
                               Thomas J. Devine
                               William H. Gleysteen, Jr.
                               William H. Luers
                               Robert G. Stone, Jr.

          (1) Removal of Directors. Subject to the limits of the Investment Company Act of 1940 and unless otherwise provided by the By-laws, a director may be removed with or without cause, by the affirmative vote of a majority of (a) the Board of Directors, (b) a committee of the Board of Directors appointed for such purpose, or (c) the stockholders by vote of a majority of the outstanding shares of the Corporation.

          (2) Powers of Directors. In addition to any powers conferred herein or in the By-laws, the Board of Directors may, subject to any express limitations contained in these Articles or in the By-laws, exercise the full extent of powers conferred by the Maryland General Corporation Law or other applicable law upon corporations or directors thereof, and the enumeration and definition of particular powers herein or in the By-laws shall in no way be deemed to restrict or otherwise limit those lawfully conferred powers. In furtherance and without limitation of the foregoing, the Board of Directors shall have power:

               (a) to make, alter, amend or repeal from time to time the By-laws of the Corporation except as otherwise provided by the By-laws, or required by the Investment Company Act of 1940.

               (b) subject to requirements of the Investment Company Act of 1940, to authorize the Corporation to enter into contracts. Such contracts may be for any lawful purpose, whether or not such purpose involves delegating functions normally performed by the Board of Directors, including, but not limited to, the provision of investment management for the Corporation's investment portfolio, the distribution of securities issued by the Corporation, the administration of the Corporation's affairs, the provision of transfer agent services with respect to the Corporation's shares of capital stock, and the custody of the Corporation's assets. Any party (including its associates) may be retained in multiple capacities pursuant to one or more contracts and may also perform services, including similar or identical services, for others, including other investment companies. Subject to the requirements of applicable law, such contracts may provide for compensation to be paid by the Corporation in such amounts, including payments of multiple amounts for parties (including their affiliates) acting in multiple capacities, as the Board of Directors shall determine in its discretion to be proper and reasonable.

               (c) to authorize from time to time the payment of compensation and expenses to the Directors for services to the Corporation, including fees for attendance at meetings of the Board of Directors and committees thereof.


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

               (d) subject to the requirements of applicable law, to establish, in its absolute discretion, the basis or method, timing and frequency for determining the value of assets belonging to each class or series and for determining the net asset value of each share of each class or series for purposes of sales, redemptions, purchases or otherwise.

               Without limiting the foregoing, the Board of Directors may determine that the net asset value per share of any class or series should be maintained at a designated constant value and may adopt procedures, not inconsistent with applicable law, to accomplish that result. Such procedures may include a requirement, in the event of a net loss with respect to the particular class or series from time to time, for automatic pro rata capital contributions from each stockholder of that class or series in amounts sufficient to maintain the designated constant share value.

               (e) to determine in accordance with generally accepted accounting principles and practices what constitutes net profits, earnings, surplus or net assets in excess of capital, and to determine what accounting periods shall be used by the Corporation for any purpose; to set apart any funds of the Corporation reserves for such purposes as it shall determine and to abolish the same; to declare and pay any dividends and distributions in cash, securities or other property from surplus or any funds legally available therefor, at such intervals as it shall determine; to establish payment dates for dividends or any other distributions on any basis, including dates occurring less frequently than the effectiveness of declarations thereof.

               (f) to make such elections, in its discretion, as to the tax status of the Corporation or any series or class of the Corporation's capital stock as may be permitted or required by the Internal Revenue Code of 1986, as amended.

          (3) Determination by Board Of Directors. Any determination made in good faith and, in the case of accounting matters, in accordance with generally accepted accounting principles, by or pursuant to the direction of the Board of Directors shall be final and shall be binding upon the Corporation and upon all stockholders, past, present and future, of each class and series.

     "Eighth: Reservation of Right to Amend.

     The Corporation reserves the right to amend or repeal any provision contained in these Articles of Amendment and Restatement from time to time and at any time in the manner now or hereafter prescribed by the laws of the State of Maryland and all rights herein conferred upon stockholders are granted subject to such reservation.

     "Ninth: Contracts.

     The Corporation may enter into any contract with any corporation, firm, partnership, trust or association, although one or more of the Directors, officers or shareholders of the Corporation may be an officer, director, partner, trustee, shareholder or member of, or have an interest in, such other party to the contracts, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship or interest, nor shall any person holding such relationship be liable merely by reason of such relationship or interest for any loss or expense to the Corporation under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was reasonable and fair to the Corporation.

     "Tenth: Liability and Indemnification.

     To the fullest extent permitted by the Maryland General Corporation Law and the Investment Company Act of 1940, no director or officer of the Corporation shall be liable to the Corporation or to its stockholders for damages. This limitation on liability applies to events occurring at time a person serves as a director or officer of the Corporation, whether or not such person is a director or officer at the time of any proceeding in which liability is asserted. No amendment to these Articles of Amendment and Restatement or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

     The Corporation, including its successors and assigns, shall indemnify its directors and officers and make advance payment of related expenses to the fullest extent permitted, and in accordance with the procedures required by Maryland law, including Section 2-418 of the Maryland General Corporation Law, as may be amended from time to time, and the Investment Company Act of 1940. The By-laws may provide that the Corporation shall indemnify its employees and/or agents in any manner and within such limits as permitted by applicable law. Such indemnification shall be in addition to any other right or claim to which any director, officer, employee or agent may otherwise be entitled.

     The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director,


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

officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or employee benefit plan against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the Corporation would have had the power to indemnify against such liability.

     The rights provided to any person by this Article shall be enforceable against the Corporation by such person who shall be presumed to have relied upon such rights in serving or continuing to serve in the capacities indicated herein. No amendment of these Articles of Amendment and Restatement shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment.

     Nothing in these Articles of Amendment and Restatement shall be deemed to
(i) require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, or of any valid rule, regulation or order of the Securities and Exchange Commission under those Acts or (ii) protect any director or officer of the Corporation against any liability to the Corporation or its stockholders to which he would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of his or her duties or by reason of his or her reckless disregard of his or her obligations and duties hereunder.

     "Eleventh: Shareholders.

          (1) Meetings of Shareholders. Unless an election of directors is required by the Investment Company Act of 1940, the Corporation shall not be required to hold an annual meeting of shareholders in any year.

          (2) Inspection of Records. Stockholders of the Corporation shall have only such rights to inspect and copy the records, documents, accounts and books of the Corporation and to request statements regarding its affairs as are provided by the Maryland General Corporation Law, subject to such reasonable regulation, not contrary to the Maryland General Corporation Law, as the Board of Directors may from time to time adopt regarding the conditions and limits of such rights.

          (3) No Liability. The stockholders of the Corporation shall not be liable for, and their private property shall not be subject to, claim, levy or other encumbrance on account of the debts or liabilities of the Corporation, to any extent whatsoever.

          (4) Owner of Record. The Corporation shall be entitled to treat the person in whose name any share of the capital stock of the Corporation is registered as the owner thereof for purposes of dividends and other distributions in the course of business or in the course of recapitalization, sale of the property and assets of the Corporation, or otherwise, and for the purpose of votes, approvals and consents by stockholders and for the purpose of notices to stockholders, and for all other purposes whatsoever; and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share, on the part of any other person, whether or not the Corporation shall have notice thereof, save as expressly required by law."

3. The number of directors of the Corporation is seven, and the names of the directors are set forth above in Article Seventh.

4. The Board of Directors of the Corporation, at a meeting duly convened and held on September 21, 1990, adopted a resolution in which was set forth the foregoing amendment and restatement of the Charter, declaring that said amendment and restatement of the Charter was advisable, and directing that it be submitted for consideration at a special meeting of the stockholders of the Corporation.

5. The amendment and restatement of the Charter as hereinabove set forth was duly approved by the stockholders of the Corporation at a special meeting held on December 13, 1990.

6. The Articles of Amendment and Restatement shall become effective upon filing with the State Department of Assessments and Taxation of Maryland.

     IN WITNESS WHEREOF, SCUDDER GLOBAL FUND, INC. has caused these present to be signed in its name and on its behalf by its President witnessed by its Vice President and Secretary on ________, 1990.

                                         Scudder Global Fund, Inc.

                                         By:/s/ William E. Holzer
                                            ----------------------------
                                            William E. Holzer, President
Witness:

/s/ Thomas F. McDonough
-------------------------------------------------
Thomas F. McDonough, Vice President and Secretary


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

STATE OF NEW YORK  )
                   :ss.:
COUNTY OF NEW YORK )

     THE UNDERSIGNED, President of SCUDDER GLOBAL FUND, INC., who executed on behalf of said corporation the foregoing Articles of Amendment and Restatement, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment and Restatement to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

     Dated: 12/13, 1990                  By:/s/ William E. Holzer
                                            ---------------------------
                                            William E. Holzer President

/s/  Therese M. Meany
---------------------------
     Notary Public

     My commission expires:

                             THERESE M. MEANY
                      NOTARY PUBLIC, State of New York
                       No. 41-2644550 - Queens County
                    Certificate Filed in New York County
                        Term Expires November 30, 1991


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